                                                                    EXHIBIT 23.3

                              Consent of KPMG LLP

The Board of Directors
USFreightways Corporation

We consent to the use of our report dated January 22, 1997 on the consolidated financial statements of USFreightways Corporation for the year ended December 28, 1996, incorporated by reference in the registration statement on Form S-3 and to the reference of our firm under the heading "Experts" in the prospectus.


KPMG LLP

Chicago, Illinois
April 28, 1999